Exhibit 10.5

FORM OF COAL SUPPLY AGREEMENT

AMONG

BRP HOLDINGS LLC,

CANYON FUEL COMPANY, LLC,

FOSSIL ROCK RESOURCES, LLC,

AND

BOWIE COAL SALES, LLC

DATED

[     ], 2015

COAL SUPPLY AGREEMENT

This Coal Supply Agreement (“Agreement”) is made, entered into and effective as of [    ], 2015 (the “Effective Date”) by and among (i) BRP Holdings LLC, a Delaware limited liability company (“Opco”), (ii) Canyon Fuel Company, LLC, a Delaware limited liability company (“CFC”), (iii) Fossil Rock Resources, LLC, a Delaware limited liability company (“Fossil Rock”, and together with Opco and CFC, collectively the “Partnership Parties”), and  (iv) Bowie Coal Sales, LLC, a Delaware limited liability company (“BCS,” and together with the Partnership Parties, the “Parties,” and each individually a “Party”).

RECITALS

A.                                    Opco, Bowie Resource Partners LP, a Delaware limited partnership (the “Partnership”), and Bowie Resource Holdings, LLC, a Delaware limited liability company (“BRH”), are parties to that certain Contribution Agreement dated [    ], 2015 (the “Contribution Agreement”) pursuant to which, on [     ], 2015, BRH contributed, or caused to be contributed to Opco (the “Reorganization”), 100% of the equity interests in CFC and Fossil Rock.

B.                                    Following the Reorganization, Opco will, through its ownership of CFC and Fossil Rock, own, control and operate (i) the Sufco mine located in Sevier County, Utah (the “Sufco Mine”); (ii) the Skyline mine located in Carbon County, Utah (the “Skyline Mine”); (iii) the Dugout Canyon mine located in Carbon County, Utah (the “Dugout Canyon Mine”); and (iv) the Fossil Rock reserves located near Huntington, Utah (such reserves, together with the Sufco Mine, the Skyline Mine and the Dugout Canyon Mine, collectively the “Partnership Mines”).

C.                                    BCS is a party to the coal supply agreements set forth on Schedule 1 hereto (the “Sponsor Coal Supply Agreements”), pursuant to which BCS has agreed, among other things, to sell coal, including coal produced by the Partnership Mines (the “Partnership Coal”), to the customers specified in such Sponsor Coal Supply Agreements (each a “Customer” and collectively, the “Customers”).

D.                                    In connection with the Reorganization, the Parties executed that certain Coal Services Agreement (MLP) (“CSA”) with Trafigura AG (“Trafigura”) contemporaneous with the execution of this Agreement.

E.                                     In connection with the Reorganization, the Parties desire by execution of this Agreement to evidence their understanding and agreement that, commencing on the Effective Date, (i) BCS will purchase from the Partnership Parties, and the Partnership Parties will sell to BCS, Partnership Coal in such quantities and qualities and from the locations as may be necessary for BCS to perform its obligations, and exercise its rights, under the Sponsor Coal Supply Agreements, and (ii) the terms and conditions pursuant to which BCS will purchase from the Partnership Parties, and the Partnership Parties will sell to BCS, such Partnership Coal will be substantially identical to the terms and conditions of the applicable Sponsor Coal Supply Agreements, such that the Partnership Parties will (A) receive the same benefits under this Agreement as the benefits received by BCS under each of the Sponsor Coal Supply Agreements

(acknowledging that the Partnership Parties will sell Partnership Coal to BCS hereunder F.O.B the applicable Partnership Mine rather than on a delivered basis as provided in certain of the Sponsor Coal Supply Agreements), and (B) be responsible for enabling BCS to perform all obligations of BCS under each of the Sponsor Coal Supply Agreements.

AGREEMENT

In consideration of the mutual promises, covenants and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1                               Commencing on the Effective Date and subject to the terms of this Agreement, the Partnership Parties agree to sell to BCS, and BCS agrees to purchase from the Partnership Parties, Partnership Coal, in the quantities and of the quality, and from the locations, set forth in each of the Sponsor Coal Supply Agreements as may be necessary to permit BCS to sell Partnership Coal to the Customers under each of the Sponsor Coal Supply Agreements, consistent with and subject to the terms and conditions of the Sponsor Coal Supply Agreements.  BCS further agrees to sell such Partnership Coal to the Customers pursuant to the Sponsor Coal Supply Agreements, consistent with and subject to the terms and conditions of the Sponsor Coal Supply Agreements.

1.2                               All Partnership Coal purchased by BCS hereunder shall be delivered by the applicable Partnership Parties to BCS F.O.B. the applicable Partnership Mine, unless otherwise agreed between the Parties.  Title to the Partnership Coal sold to BCS hereunder shall transfer to BCS F.O.B. the applicable Partnership Mine.  The Partnership Parties hereby warrant to BCS that, at the time of delivery to BCS, the applicable Partnership Parties have title to or the right to sell the Partnership Coal sold to BCS hereunder.

1.3                               To the extent that BCS has discretion in determining the source, quantity and delivery timing under any Sponsor Coal Supply Agreement with respect to Partnership Coal, BCS shall seek direction from the Partnership Parties and allow the Partnership Parties to direct the exercise by BCS of such discretion, at the Partnership Parties’ sole discretion.  In performing its obligations to deliver coal to Customers pursuant to the Sponsor Coal Supply Agreements, BCS shall first satisfy such obligation using Partnership Coal purchased from the Partnership Parties hereunder to the extent such Partnership Coal meets the quality, quantity and location specifications under the applicable Sponsor Coal Supply Agreements.

1.4                               Subject to the Partnership Parties’ obligations hereunder, BCS shall comply with the terms and conditions of the Sponsor Coal Supply Agreements and enforce its rights thereunder.  Subject to the Partnership Parties’ obligations hereunder, a breach of a Sponsor Coal Supply Agreement by BCS shall be deemed a breach of this Agreement by BCS.  BCS shall immediately notify the Partnership Parties in the event it breaches a Sponsor Coal Supply Agreement or in the event a Customer notifies BCS that such Customer has determined that BCS has breached a Sponsor Coal Supply Agreement.

1.5                               In performing their respective obligations under this Agreement, the Partnership Parties shall not take actions that would reasonably be expected to have the effect of disadvantaging the sale of Partnership Coal to BCS hereunder relative to any other obligations of the Partnership Parties to sell Partnership Coal (such obligations, the “Partnership Coal Supply Agreements”).  Any penalties, losses or reduced revenues as a result of any reduction in the quantity or quality of Partnership Coal from any location shall, as between BCS with respect to the Sponsor Coal Supply Agreements and the Partnership Parties with respect to the Partnership Coal Supply Agreements, be shared on a proportionate basis.

ARTICLE II

TERM

2.1                               This Agreement shall become effective on the Effective Date and remain in force until the first to occur of (i) mutual agreement of the Parties to terminate this Agreement, (ii) the date on which all of the Sponsor Coal Supply Agreements have been assigned by BCS to one or more Partnership Parties and all obligations of BCS thereunder have been assumed by such Partnership Parties or released, (iii) all obligations of BCS under the Sponsor Coal Supply Agreements have terminated, (iv) the acquisition by Opco or its subsidiaries of BCS by contribution, merger or otherwise or (v) the termination of this Agreement by a Party in accordance with Section 2.2 or Section 2.3.

2.2                               Opco shall have the right to terminate this Agreement in the event of a breach of a material provision (which shall be deemed to include Article III) of this Agreement by BCS that remains uncured for a period of 30 days following written notice from Opco to BCS of such breach.  In connection with any such termination pursuant to this Section 2.2, Opco shall have the right to require BCS to (a) use commercially reasonable efforts to obtain from each Customer such Customer’s consent to the assignment to one or more Partnership Parties (as specified by Opco) of the Sponsor Coal Supply Agreement to which such Customer is a party and (b) execute all necessary documentation to effect each such assignment to such Partnership Parties.  In furtherance of this Section 2.2(b), BCS hereby irrevocably makes, constitutes and appoints Opco as its true and lawful agent and attorney-in-fact, with full power of substitution to Opco’s affiliates, and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file all instruments required or necessary to effect each such assignment.  The foregoing power of attorney is coupled with an interest and given to secure a proprietary interest, shall be irrevocable and shall survive the incapacity or bankruptcy of Opco.  For the avoidance of doubt, however, in no event shall Opco be required to terminate this Agreement pursuant to this Section 2.2.

2.3                               BCS shall have the right to terminate this Agreement in the event of a breach of a material provision of this Agreement by any Partnership Party that remains uncured for a period of 30 days following written notice from BCS to the Partnership Parties of such breach.

ARTICLE III

PAYMENTS

3.1                               With respect to each ton (with all references being to “short tons”) of Partnership Coal sold by BCS under a Sponsor Coal Supply Agreement, BCS shall be responsible for paying Trafigura any “Sales Fee” owed to Trafigura under the CSA.

3.2                               With respect to each ton of Partnership Coal sold by BCS under a Sponsor Coal Supply Agreement for export:  (i) BCS shall receive from the Customer the contracted price per ton under such Sponsor Coal Supply Agreement (“Contract Price”), and (ii) within [   ] days of BCS’s receipt of such Contract Price, BCS shall pay the applicable Partnership Party an amount equal to (and deliver a settlement statement to the applicable Partnership Party calculating) (a) the Contract Price, minus (b) the applicable “Sales Fee” per ton due to Trafigura under the CSA, minus (c) all stevedoring and terminal costs per ton incurred by BCS with respect to the sale, minus (d) all rail costs per ton incurred by BCS with respect to the sale, minus (e) all trucking costs per ton incurred by BCS with respect to the sale. BCS shall also provide the applicable Partnership Party with copies of invoices or credits submitted by BCS to the applicable Customer and copies of any settlement statement provided to BCS by such Customer.

3.3                               With respect to each ton of Partnership Coal sold by BCS under a Sponsor Coal Supply Agreement to domestic customers:  (i) BCS shall receive from the Customer the Contract Price, and (ii) within [   ] days of BCS’s receipt of such Contract Price, BCS shall pay the applicable Partnership Party an amount equal to (and deliver a settlement statement to the applicable Partnership Party calculating) (a) the Contract Price, minus (b) the applicable “Sales Fee” per ton due to Trafigura under the CSA, minus (c) all rail and/or trucking costs per ton incurred by BCS with respect to the sale.  BCS shall also provide the applicable Partnership Party with copies of invoices or credits submitted by BCS to the applicable Customer and copies of any settlement statement provided to BCS by such Customer.

3.4                               If BCS is charged a penalty pursuant to any Sponsor Coal Supply Agreement with respect to Partnership Coal, then BCS shall invoice the applicable Partnership Party for such amount to the extent it was not taken into account in the calculation of the payments described in Sections 3.2-3.3 above. If BCS receives a premium pursuant to any Sponsor Coal Supply Agreement with respect to Partnership Coal, then BCS shall pay such premium to the applicable Partnership Party to the extent it was not taken into account in the calculation of the payments described in Sections 3.2-3.3.

3.5                               The Partnership Parties will reimburse BCS for any reasonable out-of-pocket costs incurred by BCS in connection with enforcing its rights under the Sponsor Coal Supply Agreements.

3.6                               In the event a Customer withholds payment from BCS pursuant to the terms of a Sponsor Coal Supply Agreement, BCS shall promptly notify the applicable Partnership Party in writing of such withheld amount.

3.7                               The Parties agree to attempt to resolve any disputes between the Parties relating to the accuracy of any portion of a settlement statement provided to the applicable Partnership Party by BCS, (i) first through cooperative discussions at a reasonable number of due diligence sessions in connection with the disputed statement, including direct contact between accountants, senior management, or other individuals with appropriate seniority and expertise, then (ii) in the event such discussions are unsuccessful, pursuant to the dispute resolution procedures referenced in Section 10.4 of this Agreement.

3.8                               Any amounts deducted from the Contract Price payable to the Partnership Parties pursuant to Sections 3.2-3.3 above shall be no greater than the then applicable amounts set forth in the applicable stevedoring, terminal rail or trucking agreements to which BCS is a party as of the Effective Date or, if no such agreement exists as of the Effective Date, shall be a customary and reasonable amount as determined by BCS.

ARTICLE IV

NOTICES; ACCESS TO DATA; COOPERATION

4.1                               BCS will promptly provide the applicable Partnership Parties with copies of any notices and other information provided to BCS by a Customer under a Sponsor Coal Supply Agreement.

4.2                               BCS will coordinate all communications between Customers and the Partnership Parties for the efficient administration of each Sponsor Coal Supply Agreement.

4.3                               Each Party will, at the request of any other Party, take such further actions as are reasonably requested and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to further effect the transactions contemplated by this Agreement.

4.4                               Each Party shall have the right, during normal business hours, upon ten days advance notice in writing to the other, to audit and review the records, books, statements and accounts of the other Parties relating to this Agreement or the Sponsor Coal Supply Agreements for accounting and verification purposes and in order to verify the compliance by the Parties with the terms and conditions contained in this Agreement.  As between the Parties, all allocations, statements and payments delivered under this Agreement are deemed accurate and correct after twenty-four (24) months from the date of delivery unless a Party within such twenty-four (24) month period makes a written claim for adjustment AND TO THE EXTENT THAT THE FOREGOING TIME PERIOD VARIES FROM ANY APPLICABLE STATUTE OF LIMITATIONS, THE PARTIES EXPRESSLY WAIVE ALL SUCH OTHER APPLICABLE STATUTES OF LIMITATIONS.  All such records, books, statements and accounts shall be maintained for at least twenty-four (24) months after the month to which they pertain.

4.5                               Unless otherwise provided herein, all notices, requests, consents, approvals, demands and other communications to be given hereunder will be in writing and will be deemed delivered upon (a) confirmed delivery by a reputable overnight carrier or when delivered by hand addressed to the respective Parties listed below at the following addresses (or such other address for a Party as will be specified by like notice); (b) actual receipt; (c) the expiration of four business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties listed below at the following addresses (or such other address for a Party as will be specified by like notice); or (d) delivery by electronic mail to a Party at the electronic mail address set forth below (or at such other address as such Party shall designate by like notice); provided, that in the case of any notice delivered by electronic mail, the notifying Party shall send notice by facsimile, hand, courier or overnight delivery service the following business day:

If to BCS:

Bowie Coal Sales, LLC
Attn: Chief Commercial Officer
6100 Dutchmans Lane, 9th Floor
Louisville, KY 40205

and

Bowie Coal Sales, LLC
Attn: General Counsel
6100 Dutchmans Lane, 9th Floor
Louisville, KY 40205

If to a Partnership Party:

BRP Holdings LLC

Attn: Chief Executive Officer
6100 Dutchmans Lane, 9th Floor
Louisville, KY 40205

and

BRP Holdings LLC
Attn: General Counsel
6100 Dutchmans Lane, 9th Floor
Louisville, KY 40205

ARTICLE V

AMENDMENTS AND RENEWALS OF SPONSOR COAL SUPPLY AGREEMENTS; ASSIGNMENT

5.1                               BCS agrees it will not assign, pledge, amend, modify, or waive or otherwise limit any of its rights under a Sponsor Coal Supply Agreement without Opco’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

5.2                               If any Partnership Party requests any changes to a Sponsor Coal Supply Agreement, BCS agrees it will not unreasonably withhold, condition or delay consent to such proposed change, and BCS agrees to use commercially reasonable efforts to negotiate with Customers to implement such changes.

5.3                               After the Effective Date, BCS shall consult with and obtain the prior consent of the Partnership Parties prior to BCS amending, assigning or terminating (in each case in whole or in part) any Sponsor Coal Supply Agreement set forth on Schedule 1 as of the Effective Date or entering into any new agreements that would constitute Sponsor Coal Supply Agreements requiring the delivery of Partnership Coal.

ARTICLE VI

INDEMNIFICATION, LIABILITY AND LIMITATION ON LIABILITY

6.1                               THE PARTNERSHIP PARTIES SHALL JOINTLY AND SEVERALLY  INDEMNIFY, DEFEND, AND HOLD HARMLESS BCS AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND OWNERS FROM AND AGAINST ANY AND ALL DIRECT (INCLUDING CLAIMS MADE BY THE PARTNERSHIP PARTIES) OR THIRD-PARTY CLAIMS, DEMANDS, SUITS, ACTIONS, LIABILITIES, LOSSES, DAMAGES, JUDGMENTS, AND LEGAL OR OTHER EXPENSES (EACH A “CLAIM”) THAT MAY ARISE OUT OF, FROM OR IN CONNECTION WITH THE BREACH BY ANY PARTNERSHIP PARTY OF ITS COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT OR ANY PERFORMANCE OR NON-PERFORMANCE BY ANY PARTNERSHIP PARTY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

6.2                               BCS SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE PARTNERSHIP PARTIES AND THEIR RESPECTIVE AFFILIATES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND OWNERS (OTHER THAN BCS) FROM AND AGAINST ANY AND ALL DIRECT (INCLUDING CLAIMS BY BCS) OR THIRD-PARTY CLAIMS THAT MAY ARISE OUT OF, FROM OR IN CONNECTION WITH ANY BREACH BY BCS OF ITS COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT OR ANY PERFORMANCE OR NON-PERFORMANCE BY BCS OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

6.3                               EACH OF THE PARTNERSHIP PARTIES SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS THE OTHER PARTNERSHIP PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES AND OWNERS FROM AND AGAINST ANY AND ALL DIRECT (INCLUDING CLAIMS BY A PARTNERSHIP PARTY) OR THIRD-PARTY CLAIMS THAT MAY ARISE OUT OF, FROM OR IN CONNECTION WITH ANY BREACH BY SUCH PARTNERSHIP PARTY OF ITS COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT OR ANY PERFORMANCE OR NON-PERFORMANCE BY SUCH PARTNERSHIP PARTY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

6.4                               NOTWITHSTANDING THE FOREGOING, THE INDEMNIFICATION OBLIGATIONS OF ANY PARTY UNDER THIS SECTION SHALL NOT BE AVAILABLE WITH RESPECT TO ANY CLAIM TO THE EXTENT SUCH CLAIM RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNITEE.

6.5                               IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY INDEMNITEE UNDER ANY PROVISION OF THIS AGREEMENT (INCLUDING ANY INDEMNITY PROVISION HEREOF) FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES WHETHER IN TORT OR CONTRACT; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION OF ANY PARTY HEREUNDER TO INDEMNIFY ANY INDEMNITEE HEREUNDER AGAINST ANY SUCH DAMAGES PURSUANT TO CLAIMS ASSERTED BY THIRD PARTIES.

6.6                               FOR PURPOSES OF THIS AGREEMENT, (I) BCS AND ITS SUBSIDIARIES (OTHER THAN BOWIE GP, LLC (“GP”), THE PARTNERSHIP AND THE PARTNERSHIP’S SUBSIDIARIES) SHALL NOT BE TREATED AS AFFILIATES OF THE PARTNERSHIP PARTIES AND (II) GP, THE PARTNERSHIP AND THE PARTNERSHIP PARTIES AND THE PARTNERSHIP’S OTHER SUBSIDIARIES SHALL NOT BE TREATED AS AFFILIATES OF BCS.

ARTICLE VII

TAXES

7.1                               As between BCS on the one hand and the Partnership Parties on the other hand, the Partnership Parties shall be responsible for the payment of, or shall reimburse BCS if BCS is required to pay, all lawful taxes, duties, taxes, tariffs, fees or assessments or charges whatsoever  now or hereafter levied and arising prior to delivery of Partnership Coal by the Partnership Parties to BCS hereunder.

7.2                               The Parties agree to cooperate and cause their respective affiliates to cooperate with each other in the event that a Party is audited by or on behalf of a taxing jurisdiction at no cost, other than reasonable out-of-pocket expenses, to the other Parties. Each of the Parties further agree, in furtherance of this cooperation agreement, to retain applicable records for a period of not less than required by Applicable Law or the period set forth in Section 4.5 hereto, whichever is greater. No Party shall be liable for any taxes that are statutorily imposed on any other Party and that are measured by or imposed upon net or gross income, including, but not limited to, income, capital, franchise, business license and margin based taxes. In the event a Party pays any tax hereunder that is the responsibility of another Party or of a Customer, such other Party shall promptly reimburse the paying Party for the full amount of any such tax payment, or in the event of reimbursement of BCS by a Customer for any amounts paid by a Partnership Party, BCS shall promptly remit such reimbursement payment to such Partnership Party, net of any cost actually incurred by BCS.

ARTICLE VIII

LAWS AND REGULATIONS

This Agreement shall be subject to all applicable state and federal laws and to all applicable rules, regulations, orders, and directives of any federal, state, or local governmental authority, agency, commission, or regulatory body in connection with any and all matters and things incident to this Agreement (“Applicable Laws”). In its performance of this Agreement, each Party shall comply with all material Applicable Laws.

ARTICLE IX

FORCE MAJEURE, EXCUSE, AND BREACH

9.1                               Force Majeure.

(a)                                 In the event a Party is rendered unable to carry out in whole or in part its obligations under this Agreement, other than the obligations to make payments of monies due under this Agreement or a Sponsor Coal Supply Agreement, by reason of Force Majeure, including any event of Force Majeure declared by a third party (a “Third Party Force Majeure”), then such Party’s obligations under this Agreement shall, insofar as they are affected by such Force Majeure or Third Party Force Majeure, be suspended during the continuance of any inability so caused but for no longer period; and such cause shall be remedied with all reasonable dispatch; provided, however, in the event of a Third Party Force Majeure, it is expressly recognized and agreed that no Party shall have any obligation to remedy or cause its affiliate to remedy any Third Party Force Majeure.  In the event a Party asserts the occurrence of Force Majeure or Third Party Force Majeure, such Party shall, as soon as reasonably practicable after the occurrence of said Force Majeure or Third Party Force Majeure, give notice in writing to the other Party of the full particulars of such Force Majeure or Third Party Force Majeure, the determination of the cause relied upon, and the anticipated duration if reasonably predictable.

(b)                                 In the event a Partnership Party asserts the occurrence of Force Majeure or Third Party Force Majeure, BCS shall declare an event of force majeure to the applicable Customer(s) in accordance with the applicable Sponsor Coal Supply Agreements.

(c)                                  For purposes of this Agreement, “Force Majeure” shall have the meaning given such term (or other term of similar import) in the applicable Sponsor Coal Supply Agreement.  For the avoidance of doubt, the Partnership Parties and BCS shall be entitled to assert the occurrence of Force Majeure hereunder only to the extent that BCS would be entitled to assert the occurrence of Force Majeure under the applicable Sponsor Coal Supply Agreement(s).

9.2                               Subject to the obligations of the Partnership Parties under this Agreement, BCS is relieved of its obligations to perform under this Agreement to the extent a failure by a Customer to perform under the applicable Sponsor Coal Supply Agreement renders BCS unable to perform under this Agreement.  In the event a Customer fails to perform under the applicable Sponsor Coal Supply Agreements, including in the event such Customer is in breach, asserts the occurrence of force majeure under such Sponsor Coal Supply Agreement, or otherwise notifies BCS of its inability to perform under such Sponsor Coal Supply Agreement, BCS shall immediately notify the Partnership Parties in writing, providing to the extent possible the full particulars of such force majeure or other justification for such Customer’s inability to perform, the determination of the cause of such inability, and the anticipated duration if reasonably predictable.  In the event such Customer so fails to perform, BCS shall use commercially reasonable efforts to enforce the terms of the applicable Sponsor Coal Supply Agreements and pursue any resolution or remedies available, as directed by the Partnership Parties, the reasonable out-of-pocket costs for which the Partnership Parties will reimburse BCS but only to the extent such costs are in connection with Partnership Coal that would have been purchased by BCS hereunder for sale under such Sponsor Coal Supply Agreement.

ARTICLE X

MISCELLANEOUS

10.1        Waiver.  No waiver by either Party of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any future default, whether of a like or a different character.  The terms of this Agreement may be waived only by a written instrument executed by or on behalf of the Party waiving compliance.

10.2        Amendments.  This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver, provided that either Party shall have the right to unilaterally amend this Agreement to (i) any new subsidiary of Opco that owns or operates a coal mine from which Partnership Coal will be purchased by BCS hereunder as a “Partnership Party” hereunder, and (ii) add an amended or new Sponsor Coal Supply Agreement approved in accordance with Section 5.3 to Schedule 1.

10.3        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.4        Dispute Resolution.  Except as set forth in Section 3.7, the Parties hereby agree that the dispute resolution procedures set forth in Section [   ] of the Contribution Agreement shall apply to any disputes between the Parties arising out of or in connection with this Agreement.

10.5        Governing Law.  This Agreement and the legal relations among the Parties shall be governed by and construed in accordance with the substantive laws of the State of Utah.

10.6        Entire Agreement.  This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, prior agreements, term sheets and understandings relating to such subject matter.

10.7        Assignment; Binding Effect.  No Party shall assign this Agreement or any of its rights or obligations hereunder, in whole or in part, without the prior written consent of the other Parties hereto.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

10.8        Survival.  The indemnity obligations of the Parties under Article VI and all payment obligations accrued under this Agreement before termination shall survive the termination of this Agreement and remain in full force and effect until fully performed, or until the passage of relevant statutes of limitations for any claims, as applicable.

10.9        No Third Party Beneficiaries.  Except for the indemnitees pursuant to Article VI of this Agreement, this Agreement is intended to benefit only the Parties hereto and their respective permitted successors and permitted assigns.

10.10      No Partnership.  This Agreement shall not create and is not intended to create any partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred.

10.11      Other Contract Interpretation.

(a)           The headings of the articles, sections and exhibits of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.  All article, section, and exhibit references used in this Agreement are to articles, sections, and exhibits of and to this Agreement unless otherwise specified.  The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b)           If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy (including because such provision or part of a provision was prohibited by a Sponsor Coal Supply Agreement), all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement and transactions pursuant hereto are not affected in any manner adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Agreement is fulfilled to the greatest extent possible.

(c)           The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(d)           Terms defined in the singular have the corresponding meanings in the plural, and vice versa.  The word “or” is not exclusive. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.  All references to Applicable Laws refer to such Applicable Laws as they may be amended from time to time, and references to particular provisions of an Applicable Law include any corresponding provisions of any succeeding Applicable Law.

(e)           All references to currency and “$” herein shall be to, and all payments required hereunder shall be paid in, U.S. dollars.

(f)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP, as of the date of the statement to which such term refers.

[Remainder of Page Intentionally Left Blank]

The Parties have executed this Agreement as of the date first written above.

BRP HOLDINGS LLC

By:
Name:
Title:

CANYON FUEL COMPANY, LLC

By:
Name:
Title:

FOSSIL ROCK RESOURCES, LLC

By:
Name:
Title:

BOWIE COAL SALES, LLC

By:
Name:
Title:

SCHEDULE 1 SPONSOR COAL SUPPLY AGREEMENTS

SPONSOR COAL SUPPLY AGREEMENT	CUSTOMER

1.             Coal Supply Agreement dated April 28, 1999, by and between CFC and PacifiCorp which has been amended by written letter agreements dated September 19, 2002; January 29, 2004; June 23, 2004; October 11, 2004; March 9, 2005; August 9, 2005; October 14, 2005; and June 20, 2006; by that certain Amendment to Coal Supply Agreement entered into effective as of October 22, 2004; and by that certain Second Amendment to Coal Supply Agreement entered into effective as of February 19, 2008; and by that certain Third Amendment to Coal Supply Agreement entered into effective as of January 1, 2011; and by that certain Fourth Amendment to Coal Supply Agreement entered into effective as of August 16, 2013; and by that certain Fifth Amendment to Coal Supply Agreement entered into effective as of May [   ], 2015 whereby the contract was assigned by CFC to BCS.

PacifiCorp (Hunter Power Plant)

2. Coal Supply Agreement dated December 12, 2014, by and between PacifiCorp and BCS.	PacifiCorp (Huntington Power Plant)

3. Coal Supply Agreement No. 647 dated August 20, 2014, by and between Intermountain Power Agency and BCS, as amended by Change Order dated March 1, 2015.	Intermountain Power Agency

4. Coal Supply Agreement No. 648 dated August 20, 2014, by and between Intermountain Power Agency and BCS, as amended by Change Order dated March 1, 2015.	Intermountain Power Agency

5. Coal Exchange Agreement No. 653 dated February 4, 2015, by and between Intermountain Power Agency and BCS.	Intermountain Power Agency

6.             Confirmation dated April 8, 2011, as amended on December 14, 2011, February 6, 2012, June 26, 2012, May 1, 2013, April 17, 2015 and April 28, 2015, by and between The Amalgamated Sugar Company LLC and BCS.

The Amalgamated Sugar Company LLC

7. Confirmation dated March 3, 2015, by and

1

between CalPortland Company and BCS.	CalPortland Company

8. Coal Supply Agreement dated December 17, 2014, by and between CEMEX Construction Materials Pacific, LLC and BCS.	CEMEX Construction Materials Pacific, LLC

9.             Coal Supply Agreement dated May 25, 2005, as amended on February 28, 2008, June 9, 2009, July 21, 2011, February 13, 2013, October 17, 2013 and October 27, 2014, by and between J.R. Simplot Company and BCS.

J.R. Simplot Company

10. Confirmation dated June 18, 2013, as amended on September 30, 2014, by and between JTC2, LLC and BCS.	JTC2, LLC

11. Coal Supply Agreement dated December 1, 2010, as amended on November 15, 2012, August 20, 2013 and November 13, 2014, by and between Kennecott Utah Cooper LLC and BCS.	Kennecott Utah Copper LLC

12.          Agreement for the Supply of Coal dated May 24, 2010, as amended on February 8, 2011, December 30, 2011, March 15, 2012, December 6, 2012, September 9, 2013 and November 14, 2014, by and between Lehigh Southwest Cement Company LLC and BCS.

Lehigh Southwest Cement Company LLC

13. Confirmation dated January 14, 2013, as amended on October 20, 2014, by and between Lhoist North America of Arizona, Inc. and BCS.	Lhoist North America of Arizona, Inc.

14. Confirmation dated December 6, 2011, as amended on June 13, 2014, by and between Mitsubishi Cement Corporation and BCS.	Mitsubishi Cement Corporation

15. Coal Purchase and Sale Agreement dated January 13, 2010, as amended on December 8, 2011 and May 27, 2014, by and between Searles Valley Minerals, Inc. and BCS.	Searles Valley Minerals Inc.

16. Confirmation dated January 27, 2010, as amended on August 30, 2011, June 21, 2012, October 23, 2013 and October 28, 2014, by and between Utelite Corporation and BCS.	Utelite Corporation

17. Confirmation dated October 1, 2014, by and between Westmoreland Kemmerer, Inc. and BCS.	Westmoreland Kemmerer, Inc.

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18. Purchase Contract dated December 23, 2013, by and between Soluciones Petronavales, S. DE R.L. DE C.V. and BCS.	Soluciones Petronavales, S. DE R.L. DE C.V.

19. Contract 796494 dated February 4, 2014, as amended on March 11, 2014, August 5, 2014 and October 16, 2014, by and between Trafigura AG and BCS.	Trafigura AG

20. Contract 834281 dated May 12, 2014, by and between Trafigura AG and BCS.	Trafigura AG

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